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                                                                      EX 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


          We consent to the incorporation by reference in the Registration Statement of Northwestern Steel and Wire Company on Form S-8 (File No. 33-67788) of our report dated August 20, 1998, except for Subsequent Event Note to Financial Statements as to which the date is October 7, 1998, on our audits of the consolidated financial statements and financial statement schedule of Northwestern Steel and Wire Company as of July 31, 1998 and 1997 and for the years ended July 31, 1998, 1997 and 1996, which report is incorporated by reference in this Registration Statement


                                   /s/ PricewaterhouseCoopers LLC


Chicago, Illinois
May 21, 1999